AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1997.

                                                REGISTRATION NO. 333-36659
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------
                        HEARST-ARGYLE TELEVISION, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                                     74-2717523
               DELAWARE                 (I.R.S. EMPLOYER IDENTIFICATION NO.)
    (STATE OR OTHER JURISDICTION OF

    INCORPORATION OR ORGANIZATION)                 DEAN H. BLYTHE

                                          SENIOR VICE PRESIDENT--CORPORATE
          888 SEVENTH AVENUE                        DEVELOPMENT,
       NEW YORK, NEW YORK 10106             SECRETARY AND GENERAL COUNSEL
            (212) 649-2000                 HEARST-ARGYLE TELEVISION, INC.
   (ADDRESS, INCLUDING ZIP CODE, AND             888 SEVENTH AVENUE
               TELEPHONE                      NEW YORK, NEW YORK 10106
    NUMBER, INCLUDING AREA CODE, OF                (212) 649-2000
   REGISTRANT'S PRINCIPAL EXECUTIVE      (NAME, ADDRESS, INCLUDING ZIP CODE,
               OFFICES)                                  AND
                                       TELEPHONE NUMBER, INCLUDING AREA CODE,
                                                         OF
                                                 AGENT FOR SERVICE)

                                WITH COPIES TO:
         STEVEN A. HOBBS, ESQ.                 STUART A. SHELDON, ESQ.
            ROGERS & WELLS                  DOW, LOHNES & ALBERTSON, PLLC
            200 PARK AVENUE                1200 NEW HAMPSHIRE AVENUE N.W.,
     NEW YORK, NEW YORK 10166-0153                    SUITE 800
            (212) 878-8000                   WASHINGTON, D.C. 20036-6802
                                                   (202) 776-2000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effectiveness of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                                               PROPOSED
                                                PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF                         MAXIMUM       AGGREGATE      AMOUNT OF
    SECURITIES TO BE        AMOUNT TO BE     OFFERING PRICE    OFFERING     REGISTRATION
       REGISTERED            REGISTERED       PER UNIT(1)      PRICE(1)         FEE
----------------------------------------------------------------------------------------
Debt Securities......... $600,000,000(2)(3)       100%       $600,000,000   $181,818(4)
----------------------------------------------------------------------------------------
Series A Common Stock,   11,500,000 shares
 $.01 par value per             (5)             $29.625      $340,687,500   $103,239(7)
 share.................. 791,705 shares (6)     $30.875      $24,443,892       $7,407

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*Filing fee previously paid
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate public purchase price for all Debt Securities of $600,000,000 or the equivalent thereof in foreign denominated currencies or composite currencies.
(3) In United States dollars or the equivalent thereof in foreign denominated currencies or composite currencies.

(4) The Registrant has previously paid a registration fee in the amount of $151,515 and pays $30,303 herewith.

(5) Includes 1,500,000 shares issuable upon exercise of an overallotment option which may be granted to underwriters.

(6) Represents shares to be sold by certain selling stockholders of the Company.

(7) Previously paid.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
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


PROSPECTUS

                        HEARST-ARGYLE TELEVISION, INC.

                               $600,000,000

                                DEBT SECURITIES

                               ---------------

                               10,000,000 SHARES

                             SERIES A COMMON STOCK

                               ---------------

  Hearst-Argyle Television, Inc., a Delaware corporation (the "Company"), may issue, from time to time, together or separately, (i) up to an initial aggregate offering price or purchase price of $600,000,000 (or the equivalent thereof if any of the Debt Securities are denominated in a foreign currency or composite currency such as the European Currency Unit ("ECU")) of its unsecured debt securities ("Debt Securities"), in one or more series, consisting of debentures, notes or other evidences of indebtedness and having such prices and terms as are determined at the time of sale and (ii) shares of Series A Common Stock, par value $.01 per share ("Series A Common Stock"). The Debt Securities and the Series A Common Stock are collectively referred to herein as "Securities." The Securities may be issued as units and in any combination.

  Specific terms of the Securities ("Offered Securities") in respect of which this Prospectus is being delivered will be set forth in an applicable Prospectus Supplement ("Prospectus Supplement"), together with the terms of the offering of the Offered Securities and the initial price and net proceeds to the Company from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, without limitation, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, purchase price, authorized denomination, maturity, rate or rates of interest (or method of calculation thereof) and dates for payment thereof, dates from which interest shall accrue, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or currency units in which principal, premium, if any, or interest, if any, is payable, and any listing on a national securities exchange; and (ii) in the case of the Series A Common Stock, the number of shares of Series A Common Stock and the terms of the offering and sale thereof and any listing on a national securities exchange. The Series A Common Stock is quoted on the Nasdaq National Market. The Company contemplates making an application for the quotation of any additional issuances of Series A Common Stock on the Nasdaq National Market or on any other national securities exchange on which the Series A Common Stock may then be listed.
                               ---------------

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION  OR  ANY   STATE  SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
   PASSED   UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS  PROSPECTUS.   ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The Securities may be sold by the Company directly to purchasers, through agents designated from time to time, or to or through underwriters or dealers. If underwriters or agents are involved in the offering of Securities, the names of the underwriters or agents will be set forth in the Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of any Securities, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement, and the net proceeds to the Company from such offering will be the public offering price of the Securities less such discount, in the case of an offering through an underwriter, or the purchase price of the Securities less such commission, in the case of an offering through an agent, and less, in each case, the other expenses of the Company associated with the issuance and distribution of the Securities. See "Plan of Distribution."

                               ---------------

  Prior to issuance there will have been no market for the Debt Securities, and there can be no assurance that a secondary market for any such Debt Securities will develop. This Prospectus may not be used to consummate sales of any Offered Securities unless accompanied by a Prospectus Supplement.

                               ---------------

             The date of this Prospectus is October 17, 1997.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Series A Common Stock is listed on the Nasdaq National Market. In addition, such materials may also be inspected and copied at the offices of the Nasdaq Stock Market, Inc. Listing Section, 1735 K Street, N.W., Washington, DC 20006, where copies may be obtained at prescribed rates. Copies of reports, proxy statements and other information electronically filed with the Commission by the Company may be inspected by accessing the Commission's World Wide Web site at http://www.sec.gov.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document. A copy of the Registration Statement and the exhibits and schedules thereto may be examined without charge at the Commission's principal offices at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained from the Public Reference Section of the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission (File No. 0-27000) pursuant to the Exchange Act are incorporated herein by reference: (i) Annual Report on Form 10-K for the year ended December 31, 1996; (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (iii) Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; (iv) Current Report on Form 8-K dated January 31, 1997, filed on February 14, 1997, as amended by Current Report on Form 8-K/A dated January 31, 1997, filed on April 15, 1997;
(v) Proxy Statement/Prospectus filed on July 31, 1997; (vi) Form 8-A/A filed on September 4, 1997; (vii) Current Report on Form 8-K dated August 29, 1997, filed on September 15, 1997, as amended by Current Report on Form 8-K/A dated August 29, 1997, filed on September 26, 1997; (viii) Current Report on Form 8-K dated August 29, 1997, filed on October 16, 1997; and (ix) all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Hearst-Argyle Television, Inc., 888 Seventh Avenue, New York, New York 10106, Attention: Corporate Secretary (tel. (212) 649-2300).

  Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.

  This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement. The delivery of this Prospectus together with a Prospectus Supplement relating to particular Offered Securities in any jurisdiction shall not constitute an offer in the jurisdiction of any other securities covered by this Prospectus.

                                  THE COMPANY

  The Company owns or manages 15 television stations reaching approximately 11.5% of U.S. television households. The Company is the largest "pure-play" publicly owned television broadcast company in the U.S. and is the third-largest, non-network owned television group in terms of audience delivered. Formed as a Delaware corporation in 1994 under the name Argyle Television, Inc. ("Argyle"), the Company is the successor to the combined operations of Argyle and the television broadcast group of The Hearst Corporation ("Hearst") pursuant to a merger transaction that was consummated on August 29, 1997 (the "Hearst Transaction"). In that transaction, Hearst contributed its television broadcast group and related broadcast operations (the "Hearst Broadcast Group") to Argyle and merged a wholly-owned subsidiary of Hearst with and into Argyle, with Argyle as the surviving corporation (renamed "Hearst-Argyle Television, Inc.").

  The Company owns 12 television stations, and manages three additional television stations and two radio stations that are owned or operated by Hearst. The Company has an option to acquire one of the managed television stations and Hearst's interests in another of the managed television stations, and has a right of first refusal with respect to the third managed television station. Under Federal Communications Commission ("FCC") regulations, the Company must divest two of its television stations (WNAC in Providence, Rhode Island; and WDTN-TV in Dayton, Ohio). A letter of intent has been signed for the divestiture of WNAC-TV and the Company is negotiating with a third party for the divestiture of WDTN.

  The following table sets forth certain information for each of the Company's owned and managed television stations:

                                                                  PERCENTAGE OF
                           MARKET              NETWORK           U.S. TELEVISION
        MARKET             RANK(1)  STATION  AFFILIATION CHANNEL  HOUSEHOLDS(2)
        ------             ------- --------- ----------- ------- ---------------
*Boston, MA..............      6     WCVB        ABC          5        2.22%
*Tampa, FL(3)............     15     WWWB        WB          32        1.47%
*Pittsburgh, PA..........     19     WTAE        ABC          4        1.16%
*Baltimore, MD...........     23     WBAL        NBC         11        1.01%
 Cincinnati, OH..........     30     WLWT        NBC          5        0.81%
*Kansas City, MO.........     31     KMBC        ABC          9        0.81%
*Kansas City, MO(3)......     31     KCWB        WB          29         ***
*Milwaukee, WI...........     32     WISN        ABC         12        0.81%
*West Palm Beach, FL(3)..     43     WPBF        ABC         25        0.61%
 Oklahoma City, OK.......     44     KOCO        ABC          5        0.61%
 Providence, RI(4).......     49     WNAC        FOX         64        0.57%
*Dayton, OH(4)...........     53     WDTN        ABC          2        0.52%
 Honolulu, HI............     71     KITV        ABC          4        0.39%
 Jackson, MS.............     90     WAPT        ABC         16        0.30%
 Fort Smith/Fayetteville,
 AR......................    116   KHBS/KHOG   ABC/ABC    40/29        0.22%
                                                                      -----
    Total................                                             11.51%
                                                                      -----
    Total................                                             11.51%
                                                                      =====

--------

*Denotes a station owned or operated by the Company as a consequence of the Hearst Transaction.

(1) Market rank is based on the relative size of the Designated Market Area defined by A.C. Nielsen Co. ("Nielsen") as geographic markets for the sale of national "spot" and local advertising time ("DMA") among the 211 generally recognized DMAs in the U.S., based on Nielsen estimates for the 1997-98 season.

(2) Based on Nielsen estimates for the 1997-98 season.

(3) WWWB-TV and WPBF-TV are managed by the Company under a management agreement with Hearst. In addition, the Company provides certain management services to Hearst in order to allow Hearst to fulfill its obligations under a Program Services and Time Brokerage Agreement with KCWB-TV, Inc., the permittee of KCWB.

(4) WNAC-TV's (Providence, RI) broadcast signal overlaps with WCVB-TV's (Boston, MA) broadcast signal, and WDTN-TV's (Dayton, OH) broadcast signal overlaps with WLWT-TV's (Cincinnati, OH) broadcast signal. Under FCC rules, a single entity cannot own stations with overlapping signals. The Company will divest WNAC and WDTN, and has entered into a letter of intent to divest WNAC.

(5)Subject to a Joint Marketing and Programming Agreement with Clear Channel Communications, Inc.,

  As a result of the Hearst Transaction, Hearst currently owns approximately
38.6 million shares of the Company's Series B Common Stock, comprising approximately 82% of the total outstanding common stock of the Company. In connection with the Hearst Transaction and related transactions, Hearst may receive up to an additional 2.7 million shares of Series B Common Stock which would result in Hearst's ownership of approximately 83% of the Company's total outstanding common stock. Through its ownership of the Company's Series B Common Stock, Hearst has the right to elect nine of the 11 members of the Company's Board of Directors. The remaining common stock of the Company is in the form of Series A Common Stock, which is quoted on the Nasdaq National Market under the symbol "HATV."

  The principal executive offices of the Company are located at 888 Seventh Avenue, New York, New York 10106; its telephone number is 212-649-2300.

                                USE OF PROCEEDS

  Except as may be set forth in an accompanying Prospectus Supplement, the Company expects to add substantially all of the net proceeds from the sale of the Securities to its funds to be used for general corporate purposes, which may include repayment of long-term and short-term debt, capital expenditures, working capital and the financing of acquisitions. Funds not required immediately may be invested in short-term marketable securities.

                    RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for
(i) the Company and its consolidated subsidiaries on a pro forma basis (Hearst-Argyle) giving effect to the consummation of the Hearst Transaction for each of the periods indicated, (ii) the Hearst Broadcast Group (the accounting acquiror in the Hearst Transaction) on a historical basis for each of the periods indicated and (iii) Argyle and its consolidated subsidiaries on a historical basis. The ratios for the Company on a pro forma basis giving effect to the Hearst Transaction for the periods indicated were derived from the unaudited pro forma combined condensed financial statements of the Company. The ratios for the Hearst Broadcast Group were derived from the audited historical combined financial statements of the Hearst Broadcast group for the years ended December 31, 1994, 1995 and 1996, and from the unaudited combined financial statements for the years ended December 31, 1992 and 1993 and the six months ended June 30, 1996 and 1997. The ratios for Argyle on a historical basis for the periods indicated were derived from Argyle's audited and unaudited historical financial statements.

                                                              PRO FORMA
                                                       -----------------------
                                                                    SIX MONTHS
                                                        YEAR ENDED    ENDED
                                                       DECEMBER 31,  JUNE 30,
                                                           1996        1997
                                                       ------------ ----------
The Company Pro Forma Ratio of Earnings to Fixed
 Charges..............................................     2.66x       2.73x

                                                                 SIX MONTHS
                                                                    ENDED
                                   YEARS ENDED DECEMBER 31,       JUNE 30,
                                   ----------------------------  ------------
                                   1992  1993  1994  1995  1996  1996   1997
                                   ----  ----  ----  ----  ----  -----  -----
Hearst Broadcast Group Ratio of
 Earnings to Fixed Charges........ 2.01x 2.21x 3.51x 4.06x 4.43x  3.56x  3.98x

                                                                   SIX MONTHS
                                                      YEARS ENDED     ENDED
                                                      DECEMBER 31,  JUNE 30,
                                                      ------------ ------------
                                                      1995(1) 1996 1996   1997
                                                      ------- ---- -----  -----
Argyle Ratio of Earnings to Fixed Charges............   (2)   (2)    (2)    (2)

--------

(1) Argyle was formed in August 1994.

(2) Argyle's earnings are inadequate to cover fixed charges by $7,965 and $14,560 for the years ended December 31, 1995 and 1996, respectively and by $7,118 and $8,295 for six months ended June 30, 1996 and 1997, respectively.

  For purposes of computing the foregoing ratios: (i) Earnings consist of income from continuing operations before income tax expense plus Fixed Charges (excluding capitalized interest); and (ii) Fixed Charges consist of interest, whether expended or capitalized, and the portion of operating rental expenses estimated to represent an interest component.

              GENERAL DESCRIPTION OF SECURITIES AND RISK FACTORS'

  The Company may offer shares of Series A Common Stock or Debt Securities individually or as units consisting of one or more Securities under this Prospectus.

  CERTAIN OF THE SECURITIES TO BE OFFERED HEREBY THEMSELVES MAY INVOLVE A SIGNIFICANT DEGREE OF RISK. SUCH RISKS WILL BE SET FORTH IN THE PROSPECTUS SUPPLEMENT RELATING TO SUCH SECURITY, IF APPLICABLE.

                        DESCRIPTION OF DEBT SECURITIES

GENERAL

  The Debt Securities will be issued under an Indenture, as supplemented from time to time in accordance with its terms (the "Indenture"), to be entered into between the Company and a trustee to be appointed (the "Trustee"). The following brief summary of the Indenture and the Debt Securities is subject to the detailed provisions of the Indenture, a copy of which is an exhibit to the Registration Statement. Wherever references are made to particular provisions of the Indenture, such provisions are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such reference. Certain defined terms in the Indenture are capitalized herein. Italicized references appearing in parenthesis are to section numbers of the Indenture.

  The Indenture does not limit the amount of Debt Securities that may be issued thereunder. It provides that Debt Securities may be issued from time to time in series. The Debt Securities will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. Reference is made to the Prospectus Supplement for a description of the following additional terms of the Debt Securities in respect of which this Prospectus is being delivered: (i) the title of such Debt Securities; (ii) the limit, if any, upon the aggregate principal amount of such Debt Securities; (iii) the dates on which or periods during which such Debt Securities may be issued and the date or dates on which the principal of (and premium, if any, on) such Debt Securities will be payable; (iv) the rate or rates, if any, or the method of determination thereof, at which such Debt Securities will bear interest, if any; the date or dates from which such interest will accrue; the dates on which such interest will be payable; and the regular record dates for the interest payable on such interest payment dates; (v) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (vi) the periods within which or the dates on which, the prices, if any, at which and the terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (vii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Debt Securities will be issuable; (viii) whether such Debt Securities are to be issued at less than the principal amount thereof and the amount of discount with which such Debt Securities will be issued; (ix) provisions, if any, for the defeasance of such Debt Securities; (x) if other than United States dollars, the currency or composite currency in which such Debt Securities are to be denominated, or in which payment of the principal of (and premium, if any) and interest on such Debt Securities will be made and the circumstances, if any, when such currency of payment may be changed; (xi) if the principal of (and premium, if any) or interest on such Debt Securities are to be payable, at the election of the Company or a holder, in a currency or composite currency other than that in which such Debt Securities are denominated or stated to be payable, the periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency or composite currency in which such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities are to be paid pursuant to such election; (xii) if the amount of payments of principal of (and premium, if any) or interest on the Debt Securities may be determined with reference to an index including, but not limited to an index based on a currency or currencies other than that in which such Debt

Securities are stated to be payable, the manner in which such amounts shall be determined; (xiii) whether such Debt Securities will be issued in the form of one or more Global Securities and, if so, the identity of the depository for such Global Securities; (xiv) any additions to or changes in the Events of Default or covenants relating solely to such Debt Securities or any Events of Default or covenants generally applicable to Debt Securities which are not to apply to the particular series of Debt Securities in respect of which the Prospectus Supplement is being delivered; (xv) if the Company will pay additional amounts on any of the Debt Securities of any series to any Holder who is a United States Alien, in respect of any tax or assessment withheld, under what circumstances and with what procedures the Company will pay such amounts; (xvi) any terms applicable to original issue discount, if any, including the rate or rates at which such original issue discount, if any, shall accrue; (xvii) the exchange or conversion of the Securities of that series, at the option of the Holders thereof, for or into new Securities of a different series or other securities or other property, including shares of capital stock of the Company or any subsidiary of the Company or securities directly or indirectly convertible into or exchangeable for any such shares; and (xviii) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. (Section 3.1) Unless otherwise indicated in the Prospectus Supplement, the Indenture does not afford the holder of any series of Debt Securities the right to tender such Debt Securities to the Company for repurchase, or provide for any increase in the rate or rates of interest per annum at which such Debt Securities will bear interest, in the event the Company should become involved in a highly leveraged transaction.

  The Debt Securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or to other Debt Securities offered and sold at par which are treated as having been issued at a discount for federal income tax purposes will be described in the Prospectus Supplement relating thereto.

  A substantial portion of the assets of the Company is held by subsidiaries. The Company's right and the rights of its creditors, including the holders of Debt Securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against such subsidiary. There is no restriction in the Indenture against subsidiaries of the Company incurring unsecured indebtedness.

  Unless otherwise described in the Prospectus Supplement, the Debt Securities will be issued only in registered form without coupons, in denominations of $1,000 and multiples of $1,000, and will be payable only in United States dollars. (Section 3.2) In addition, all or a portion of the Debt Securities of any series may be issued as permanent registered Global Securities which will be exchangeable for definitive Debt Securities only under certain conditions. (Section 2.3) The Prospectus Supplement indicates the denominations to be issued, the procedures for payment of interest and principal thereon, and other matters. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may, in certain instances, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.5)

  The Company shall deliver Debt Securities of any series, duly executed by the Company, to the Trustee for authentication, together with an order for the authentication and delivery of such Debt Securities. The Trustee, in accordance with such order, shall authenticate and deliver such Debt Securities. No Debt Securities of any series shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears thereon a certificate of authentication substantially in the form provided for in the Indenture and manually executed by the Trustee or an authenticating agent duly appointed by the Trustee. Such certificate shall be conclusive evidence, and the only evidence, that such Debt Securities have been duly authenticated and delivered under, and are entitled to the benefits of, the Indenture. (Section 3.3)

GLOBAL SECURITIES

  The Debt Securities of a particular series may be issued in the form of one or more Global Securities which will be deposited with a depository (the "Depositary"), or its nominee, each of which will be identified in the

Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 2.3) The specific terms of the depository arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

  Upon the issuance of a Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of such persons having accounts with such Depositary ("participants") as shall be designated by the underwriters or agents participating in the distribution of such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require certain purchasers of securities to take physical delivery thereof in definitive form. Such depository arrangements and such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the Depositary for a Global Security or its nominee is the registered owner thereof, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture for any other purpose.

  Principal, premium, if any, and interest payments on a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee or any paying agent for Debt Securities of the series represented by such Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

  The Company expects that the Depositary for a Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  If the Depositary for a Global Security representing Debt Securities of a particular series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have the Debt Securities of a particular series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Global Securities representing Debt Securities of such series.

CERTAIN COVENANTS OF THE COMPANY

  Limitation on Indebtedness Secured by a Mortgage. The Indenture provides that neither the Company nor any Restricted Subsidiary will create, assume, guarantee or suffer to exist any Indebtedness secured by any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance ("Mortgage") on any assets of the Company or a Restricted Subsidiary unless the Company secures or causes such Restricted Subsidiary to secure the Debt Securities equally and ratably with, or prior to, such secured Indebtedness. This restriction will not apply to Indebtedness secured by (i) Mortgages on the property of any corporation which Mortgages existed at the time such corporation became a Restricted Subsidiary; (ii) Mortgages in favor of the Company or a Restricted Subsidiary; (iii) Mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any state or political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure payment pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or part of the purchase price or the cost of construction or improvement of the property subject to such Mortgages; (iv) Mortgages on any property subsequently acquired by the Company or any Restricted Subsidiary, contemporaneously with such acquisition or within 120 days thereafter, to secure or provide for the payment of any part of the purchase price, construction or improvement of such property, or Mortgages assumed by the Company or any Restricted Subsidiary upon any property subsequently acquired by the Company or any Restricted Subsidiary which were existing at the time of such acquisition, provided that the amount of any Indebtedness secured by any such Mortgage created or assumed does not exceed the cost to the Company or Restricted Subsidiary, as the case may be, of the property covered by such Mortgage; (v) Mortgages on the property of the Company or a Restricted Subsidiary existing at the date of issuance of the first series of Debt Securities under the Indenture; (vi) Mortgages representing the extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (i) through (v), inclusive, or of any Indebtedness secured thereby; and
(vii) any other Mortgage, other than Mortgages referred to in the foregoing clauses (i) through (vi), inclusive, so long as the aggregate of all Indebtedness secured by Mortgages pursuant to this clause (vii) and the aggregate Value of the Sale and Lease-Back Transactions in existence at that time (not including those in connection with which the Company has voluntarily retired funded Indebtedness as provided in the Indenture) does not exceed 15% of Consolidated Net Tangible Assets. (Section 10.7)

  Limitation on Sale and Lease-Back Transactions. The Indenture provides that neither the Company nor any Restricted Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless either (i) the Company or such Restricted Subsidiary would be entitled, pursuant to the foregoing covenant relating to "Limitation on Indebtedness Secured by a Mortgage," to create, assume, guarantee or suffer Indebtedness in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction secured by a Mortgage on the property to be leased without equally and ratably securing the Debt Securities or (ii) the Company or such Restricted Subsidiary, within four months after the effective date of such transaction, applies an amount equal to the greater of (x) the net proceeds of the sale of the property subject to the Sale and Lease-Back Transaction and (y) the Value of such Sale and Lease-Back Transaction, to the voluntary retirement of the Debt Securities or other unsubordinated funded Indebtedness of the Company or such Restricted Subsidiary. (Section 10.8)

  Certain Definitions. "Consolidated Net Tangible Assets" is defined in the Indenture to mean total consolidated assets of the Company and its Restricted Subsidiaries, less (i) current liabilities of the Company and its Restricted Subsidiaries, and (ii) the net book amount of all intangible assets of the Company and its Restricted Subsidiaries. (Section 10.7)

  "Consolidated Subsidiary" is defined in the Indenture to mean a Subsidiary the accounts of which are consolidated with those of the Company for public financial reporting purposes. (Section 1.1)

  "Designated Subsidiaries" is defined in the Indenture to mean any Subsidiary of the Company (other than a Subsidiary holding any Station Licenses or the operating assets of any Stations) designated by the Company as a "Designated Subsidiary" for purposes of the Indenture, by delivery to the Trustee of a certificate of a senior officer of the Company identifying such Subsidiary, stating that such Subsidiary shall be treated as a "Designated Subsidiary" for all purposes under the Indenture and certifying that, after giving effect to such designation, the Company will be in compliance with the provisions of the Indenture applicable to such Designated Subsidiary, and such designation will not result in an Event of Default under the Indenture; provided that the value of the capital stock, partnership or other ownership interest directly or indirectly held by the Company in all Designated Subsidiaries shall not exceed at any one time an aggregate amount in excess of $250,000,000. Any Subsidiary of a Designated Subsidiary is deemed to be a "Designated Subsidiary". (Section 10.11)

  "Indebtedness" is defined in the Indenture to mean (i) all items which in accordance with generally accepted accounting principles would be included in determining long-term liabilities representing borrowed money or purchase money obligations as shown on the liability side of a balance sheet (other than liabilities evidenced by obligations under leases and contracts payable for broadcast rights); (ii) to the extent not included in (i) above, indebtedness secured by any Mortgage existing on property owned subject to such Mortgage, whether or not such secured indebtedness has been assumed; and,
(iii) to the extent not included in (i) or (ii) above, contingent obligations in respect of, or to purchase or otherwise acquire, any such indebtedness of others described in the foregoing clauses (i) or (ii) above, including guarantees and endorsements (other than for purposes of collection in the ordinary course of business of any such indebtedness). (Section 10.7)

  "Principal Property" is defined in the Indenture to mean any office building, television station or transmission facility owned by the Company or any Restricted Subsidiary or any other property or right owned by or granted to the Company or any Restricted Subsidiary and used or held for use in the television business conducted by the Company or any Restricted subsidiary, except for any such property or right which, in the opinion of the Board of Directors of the Company as set forth in a Board Resolution adopted in good faith, is not material to the total business conducted by the Company and its Restricted Subsidiaries considered as one enterprise. (Section 1.1)

  "Restricted Subsidiary" is defined in the Indenture to mean any Subsidiary of the Company other than a Designated Subsidiary. (Section 10.7)

  "Sale and Lease-Back Transaction" is defined in the Indenture as the leasing by the Company or a Subsidiary for a period of more than three years of any principal property which has been sold or is to be sold or transferred by the Company or any such subsidiary to any party (other than the Company or a Subsidiary). (Section 10.8)

  "Significant Subsidiary" is defined in the Indenture to mean any Subsidiary
(i) which, as of the close of the fiscal year of the Company immediately preceding the date of determination, contributed more than 10% of the consolidated net operating revenues of the Company and its Consolidated Subsidiaries for such year or (ii) the total assets of which as of the close of such immediately preceding fiscal year exceeded 10% of the Consolidated Net Tangible Assets of the Company and its Consolidated Subsidiaries. (Section 5.1)

  "Stations" is defined in the Indenture to mean the television broadcasting stations from time to time owned by the Company or any of its Restricted Subsidiaries. (Section 10.11)

  "Station Licenses" is defined in the Indenture to mean all authorization, licenses or permits issued by the FCC and granted or assigned to the Company or any Restricted Subsidiary thereof, or under which the Company or any Restricted Subsidiary thereof has the right to operate any Station, together with any extensions or renewals thereof. (Section 10.11)

  "Subsidiary" is defined in the Indenture to mean (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries and (ii) any partnership, association, joint venture or other entity in which the Company or one or more Subsidiaries of the Company has more than a 50% equity interest at the time or as to which the Company or one or more of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors or other governing body of such corporation, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Section 1.1)

  "Value" is defined in the Indenture to mean, with respect to any particular Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value in the opinion of the Board of Directors of the Company of such property at the time of the Company's entering into such Sale and Lease-Back Transaction, subject to adjustment at any particular time for the length of the remaining initial lease term. (Section 10.8)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Indenture provides that the Company may not consolidate with or merge into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any other party, unless, among other things, (i) the corporation formed by such consolidation or into which the Company is merged or the party which acquires by conveyance or transfer, or which leases the properties and assets of the Company substantially as an entirety, is organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes the Company's obligations on the Debt Securities and under the Indenture by means of an indenture supplemental to the Indenture and (ii) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. (Section 8.1)

EVENTS OF DEFAULT, WAIVER AND NOTICE

  With respect to the Debt Securities of any series, an Event of Default is defined in the Indenture as being (i) default for 30 days in payment of any interest upon the Debt Securities of such series; (ii) default in payment of the principal of or premium, if any, on the Debt Securities of such series when due either at maturity or upon acceleration, redemption or otherwise;
(iii) default by the Company in the performance of any other of the covenants or warranties in the Indenture for the benefit of such series applicable to the Company which shall not have been remedied for a period of 60 days after Notice of Default; (iv) the failure to pay when due any indebtedness for money borrowed (including indebtedness under Debt Securities other than that series) with a principal amount then outstanding in excess of $20,000,000 under any mortgage, indenture or instrument under which any such indebtedness is issued or secured (including the Indenture), or any other default which results in the acceleration of maturity of such indebtedness, unless such indebtedness or acceleration shall have been discharged or annulled within 10 days after due notice by the Trustee or by Holders of at least 10% in principal amount of the Outstanding Debt Securities of that series; (v) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary;
(vi) default in the deposit of any sinking fund payment when and as due by the terms of any Debt Securities of such series; and (vii) any other Event of Default provided in the supplemental indenture under which such series of Debt Securities is issued or in the form of security for such series. (Section 5.1) Within 90 days after the occurrence of any default under the Indenture with respect to Debt Securities of any series, the Trustee is required to notify the Holders of Debt Securities of any default unless, in the case of any default other than a default in the payment of principal of or premium, if any, or interest on any Debt Securities, a trust committee of the Board of Directors or Responsible Officers of the Trustee in good faith considers it in the interest of the Holders of Debt Securities not to do so. (Section 6.2)

  The Indenture provides that if an Event of Default, other than an Event of Default as described in clauses (iv) or (v) in the above paragraph with respect to Debt Securities of any series shall have occurred and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities of that series then outstanding may declare the entire principal and accrued interest of all Debt Securities of such series (or, if any of the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) to be due and payable immediately. If an Event of Default described in clauses (iv) or (v) in the above paragraph with respect to any series of Debt Securities Outstanding under the Indenture occurs and is continuing, the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Any time after acceleration with respect to the Debt Securities of any series has been made, but before a judgment or decree for the payment of money based on such acceleration has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series, may, under certain circumstances, rescind and annul such acceleration. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past defaults under the Indenture with respect to the Debt Securities of such series, except defaults in payment of principal of or premium, if any (other than by a declaration of acceleration), or interest on the Debt Securities or provisions of such series that may not be modified or amended without the consent of the Holders of all Outstanding Debt Securities of such series. (Sections 5.2 and 5.13)

  The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of its covenants and agreements under the Indenture. (Section 10.9)

  Subject to certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the then Outstanding Debt Securities of any series with respect to which an Event of Default has occurred shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture in respect of such series. No Holder of any Debt Securities shall have any right to cause the Trustee to institute any proceedings, judicial or otherwise, with respect to the Indenture or any remedy thereunder unless, among other things, the Holder or Holders of Debt Securities shall have offered to the Trustee indemnity satisfactory to it against costs, expenses and liabilities relating to such proceedings. (Sections 5.12 and 5.7)

  The Indenture provides that, in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action thereunder as of any date, (a) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (b) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable, the principal amount of such Debt Security which shall be deemed to be Outstanding shall be the amount as established in or pursuant to a Board Resolution and set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more supplemental indentures, prior to the issuance of such Debt Securities,
(c) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner as described in clause (b) above, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (a) or (b) above, of the amount determined as provided in such clause), and (d) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor. (Section 1.1)

MODIFICATION OF THE INDENTURE

  The Indenture provides that the Company and the Trustee may, without the consent of the Holders, modify or amend the Indenture in order to (i) evidence the succession of another corporation to the Company and the assumption by any such successor corporation of the covenants of the Company in the Indenture and in the Debt Securities; (ii) add to the covenants, agreements and obligations of the Company for the benefit of the Holders of all or any series of Debt Securities; (iii) add any additional Events of Default to the Indenture; (iv) add to or change any of the provisions of the Indenture necessary to permit the issuance of Debt Securities in bearer form, registrable as to principal, and with or without interest coupons; (v) add to, change or eliminate any of the provisions of the Indenture, in respect of one or more series of Debt Securities, provided that any such addition, change or elimination may not apply to any Debt Security of any series created prior to such addition, change or elimination; (vi) establish the form or terms of Debt Securities of any series as permitted under the Indenture; (vii) evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Debt Securities of one or more series; or, (viii) cure any ambiguity, or correct or supplement any provision of the Indenture which may be inconsistent with any other provision of the Indenture, provided such action does not adversely affect the interest of the Holders of Debt Securities of any series. (Section 9.1)

  With respect to the Debt Securities of any series, modification or amendment of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities of such series, except that no such modification or amendment may, without the consent of the Holders of all then Outstanding Debt Securities of such series (i) change the due date of the principal of, or any installment of principal of or interest on, any Debt Securities of such series; (ii) reduce the principal amount of, or any installment of principal or interest or rate of interest on, or any premium payable on redemption of any Debt Securities of such series; (iii) reduce the principal amount of any Debt Securities of such series payable upon acceleration of the maturity thereof; (iv) change the place or the currency of payment of principal of, or any premium or interest on, any Debt Securities of such series; (v) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Securities of such series on or after the due date thereof (or, in the case of redemption, on or after the redemption date thereof); (vi) reduce the percentage in principal amount of Debt Securities of such series then outstanding, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or, (vii) modify certain provisions of the Indenture regarding the amendment or modification of, or waiver with respect to, any provision of the Indenture or the Debt Securities. (Section 9.2)

DISCHARGE OF THE INDENTURE

  The Indenture, with respect to the Debt Securities of any series (if all series issued under the Indenture are not to be affected), shall upon the written request or order of the Company cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debt Securities therein expressly provided for), when (i) either (A) all Debt Securities theretofore authenticated and delivered (other than (1) Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid and (2) Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all such Debt Securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if the Debt Securities of such series are denominated and payable only in United States dollars and such Debt Securities are to be called for redemption within one year, and the Company in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee an amount in United States dollars sufficient to pay and discharge the entire indebtedness on such Debt Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the stated maturity or any redemption date, as the case may be; (ii) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with. (Section 4.1)

DEFEASANCE AND COVENANT DEFEASANCE

  Unless otherwise specified in the Prospectus Supplement, the following provisions relating to defeasance and discharge of indebtedness, or relating to defeasance of certain covenants in the Indenture, will apply to the Debt Securities of any series, or to any specified part of a series. (Section 13.1)

  Defeasance and Discharge. The Indenture provides that the Company will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal of and any premium and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Sections 13.1 and 13.2)

  Defeasance of Certain Covenants. The Indenture provides that the Company may omit to comply with certain restrictive covenants described under the captions "Certain Covenants of the Company--Limitation on Indebtedness Secured by a Mortgage" and "Certain Covenants of the Company--Limitation on Sale and Leaseback Transactions" above and any that may be described in the Prospectus Supplement, and that such omission will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. In order to do so, the Company will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of the principal of and any premium and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the event the Company exercises this option with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust will be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Company will remain liable for such payments. (Sections 13.1 and 13.2)

THE DEBT TRUSTEE

  Prior to the offering of any Debt Securities, a trustee will be appointed by the Company to serve as Trustee under the Indenture. The Trustee may be a depository for funds of and perform other services for and transact other banking business with the Company in the normal course of business.

  The Trustee may serve as a trustee under other indentures entered into by the Company. Upon the occurrence of an Event of Default under the Indenture or an event which, after notice or lapse of time or both, would become such an Event of Default, or upon the occurrence of a default under any such other indenture, the Trustee may be deemed to have a conflicting interest with respect to the Debt Securities for purposes of the Trust

Indenture Act and, unless the Trustee is able to eliminate any such conflicting interest, the Trustee may be required to resign as Trustee under the Indenture. In that event, the Company would be required to appoint a successor Trustee for the Indenture.

GOVERNING LAW

  The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.12)

                         DESCRIPTION OF CAPITAL STOCK

  Set forth below is a description of the capital stock of the Company pursuant to the Company's Amended and Restated Certificate of Incorporation.

  Common Stock. The Company has 200 million shares of authorized common stock, par value $.01 per share, with 100 million shares designated as Series A Common Stock and 100 million shares designated as Series B Common Stock. Except as otherwise described below, the issued and outstanding shares of Series A Common Stock and Series B Common Stock will vote together as a single class on all matters submitted to a vote of stockholders, with each issued and outstanding share of Series A Common Stock and Series B Common Stock entitling the holder thereof to one vote on all such matters. With respect to any election of directors, (i) the holders of the shares of Series A Common Stock will be entitled to vote separately as a class to elect two members of the Company's Board of Directors (the Series A Directors) and (ii) the holders of the shares of Series B Common Stock will be entitled to vote separately as a class to elect the balance of the Company's Board of Directors (the Series B Directors); provided, however, that the number of Series B Directors shall not constitute less than a majority of the Company's Board of Directors. Any director may resign at any time upon giving written notice to the Company. The directors may only be removed for cause by a vote of the holders of a majority of the Company's Common Stock voting together as a class. Any Series A Director who resigns or is removed may be replaced only by the remaining Series A Director or, if there are no remaining Series A Directors, by a vote of the holders of a majority of the Series A Common Stock voting separately as a class. Similarly, any Series B Director who resigns or is removed may be replaced only by the remaining Series B Directors or, if there are no remaining Series B Directors, by a vote of the holders of a majority of the Series B Common Stock voting separately as a class. If no shares of Series A Common Stock are issued and outstanding at any given time, then the holders of shares of Series B Common Stock will elect all of the Company's directors. Conversely, if no shares of Series B Common Stock are issued and outstanding, then the holders of the shares of Series A Common Stock will elect all of the Company's directors.

  All of the outstanding shares of Series B Common Stock are required to be held by Hearst or a Permitted Transferee (as defined below). No holder of shares of Series B Common Stock may transfer any such shares to any person other than to (i) Hearst; (ii) any corporation into which Hearst is merged or consolidated or to which all or substantially all of Hearst's assets are transferred; or (iii) any entity controlled by Hearst (each a "Permitted Transferee"). Series B Common Stock, however, may be converted at any time into Series A Common Stock and freely transferred, subject to the terms and conditions of the Company's Amended and Restated Certificate of Incorporation and to applicable securities laws limitations. If at any time the Permitted Transferees first hold in the aggregate less than 20% of all shares of the Company's Common Stock that are then issued and outstanding, then each issued and outstanding share of Series B Common Stock automatically will be converted into one fully-paid and nonassessable share of Series A Common Stock, and the Company will not be authorized to issue any additional shares of Series B Common Stock. Notwithstanding any other provision to the contrary, no holder of Series B Common Stock shall (i) transfer any shares of Series B Common Stock; (ii) convert Series B Common Stock; or (iii) be entitled to receive any cash, stock, other securities or other property with respect to or in exchange for any shares of Series B Common Stock in connection with any merger or consolidation or sale or conveyance of all or substantially all of the property or business of the Company as an entity, unless all necessary approvals of the Federal Communications Commission ("FCC") as required by the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations thereunder have been obtained or waived.

  Preferred Stock. The Company has one million shares of authorized preferred stock, par value $.01 per share. Under the Company's Amended and Restated Certificate of Incorporation, the Company has two issued and outstanding series of preferred stock, Series A Preferred Stock and Series B Preferred Stock (collectively, the "Preferred Stock"). Each series of Preferred Stock has 10,938 shares issued and outstanding. The Preferred Stock has a cash dividend feature whereby each share will accrue $65 per share annually, to be paid quarterly. The Series A Preferred Stock is convertible at the option of the holders, at any time, into Series A Common

Stock at a conversion price of (i) on or before December 31, 2000, $35; (ii) during the calendar year December 31, 2001, the product of 1.1 times $35; and
(iii) during each calendar year after December 31, 2001, the product of 1.1 times the preceding year's conversion price. The Company has the option to redeem all or a portion of the Series A Preferred Stock at any time after June 11, 2001 at a price equal to $1,000 per share plus any accrued and unpaid dividends.

  The holders of Series B Preferred Stock have the option to convert such Series B Preferred Stock into shares of Series A Common Stock at any time after June 11, 2001 at the average of the closing prices for the Series A Common Stock for each of the 10 trading days prior to such conversion date. The Company has the option to redeem all or a portion of the Series B Preferred Stock at any time on or after June 11, 2001, at a price equal to $1,000 per share plus any accrued and unpaid dividends.

  The issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock are entitled to vote on all matters submitted to a vote of holders of Series A Common Stock, with such shares of Series A Preferred Stock and Series B Preferred Stock voting together as a single class with the shares of Series A Common Stock. Each share of Series A Preferred Stock is entitled to the number of votes (rounded up to the next whole number) equal to the number of shares of Series A Common Stock into which such share is convertible. Each share of Series B Preferred Stock is entitled to (i) 29 votes, if the record date for the stockholder meeting at which such votes are to be cast is before July 11, 2001 or (ii) thereafter, the number of votes (rounded up to the next whole number) equal to the number of shares of Series A Common Stock into which such share is convertible. Except with respect to any proposal to amend the Company's Amended and Restated Certificate of Incorporation that may adversely affect the rights of the respective series of Preferred Stock and except as may be required by Delaware General Corporation Law ("DGCL"), neither the Series A Preferred Stock nor the Series B Preferred Stock is entitled to vote separately as a class.

FOREIGN OWNERSHIP

  Pursuant to the Company's Amended and Restated Certificate of Incorporation and in order to comply with FCC rules and regulations, the Company will not be permitted to issue any shares of capital stock of the Company to (i) a person who is a citizen of a country other than the U.S.; (ii) any entity organized under the laws of a government other than the government of the U.S. or any state, territory or possession of the U.S.; (iii) a government other than the government of the U.S. or any state, territory or possession of the U.S.; (iv) a representative of, or an individual or entity controlled by, any of the foregoing; or (v) any other person or entity whose alien status would be cognizable under the Communications Act (individually, an "Alien;" collectively, "Aliens"), any shares of capital stock of the Company if such issuance would result in the total number of shares of such capital stock held or voted by Aliens exceeding 25% of (x) the capital stock outstanding at any time and from time to time or (y) the total voting power of all shares of such capital stock outstanding and entitled to vote at any time and from time to time. In addition, the Company will not be permitted to transfer on the books of the Company any capital stock to any Alien that would result in the total number of shares of such capital stock held or voted by Aliens exceeding such 25% limits. The Company's Amended and Restated Certificate of Incorporation also provides that no Alien or Aliens, individually or collectively, will be entitled to vote or direct or control the vote of more than 25% of (i) the total number of all shares of capital stock of the Company outstanding at any time and from time to time or (ii) the total voting power of all shares of capital stock of the Company outstanding and entitled to vote at any time and from time to time (or such limits greater or lesser than 25% as may be subsequently imposed by statute or regulation). The Company's Board of Directors will have the right to redeem any shares determined to be owned by an Alien or Aliens, at the fair market value of the shares to be redeemed, if the Board of Directors determines such redemption is necessary to comply with these Alien ownership restrictions of the Communications Act and rules of the FCC.

CERTAIN ANTI-TAKEOVER MATTERS

  General. Certain provisions of the Company's Amended and Restated Certificate of Incorporation and the DGCL may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by the Company's Board of Directors.

  The provisions of the Company's Amended and Restated Certificate of Incorporation and the DGCL described below are designed to reduce, or have the effect of reducing, the vulnerability of the Company to an unsolicited proposal for the restructuring or sale of all or substantially all of the assets of the Company or an unsolicited takeover attempt that is unfair to the Company's stockholders. The summary of such provisions set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Amended and Restated Certificate of Incorporation, the Company's bylaws and the DGCL.

  The Company's Board of Directors has no present intention to introduce additional measures that might have an anti-takeover effect. The Company's Board of Directors, however, expressly reserves the right to introduce such measures in the future.

  Classified Board; Removal of Directors. The Company's Amended and Restated Certificate of Incorporation provides that the Company's Board of Directors shall consist of not less than seven directors, with the exact number of directors to be determined from time to time by the Company's Board of Directors and designated in the bylaws. The Company's bylaws provide that the number of directors will be 11 and thereafter the minimum number of directors will be seven and the maximum number of directors will be 15. The Company's Amended and Restated Certificate of Incorporation further provides that the Company's Board of Directors will be divided into two classes, as long as there are no more than two Series A Directors, and that, after an initial term, each director will be elected for a two-year term. The Company's Amended and Restated Certificate of Incorporation also provides that, in the event there are three or more Series A directors, the Company's Board of Directors will be divided into three classes, and that, after an initial term, each director will be elected for a three-year term. Whether there are two or three classes of directors, the Series A Directors are to be divided among the classes as equally as possible. A classified Board of Directors is intended to assure the continuity and stability of the Company's Board of Directors and the Company's business strategies and policies. The classified board provision could increase the likelihood that, in the event of a takeover of the Company, incumbent directors will retain their positions. In addition, the classified board provision helps ensure that the Company's Board of Directors, if confronted with an unsolicited proposal from a third party that has acquired a block of the voting stock of the Company, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all stockholders. The directors may only be removed for cause by a vote of the holders of a majority of the Company's Common Stock voting together as a class.

  Business Combinations. The Company, as a Delaware corporation, is subject to
Section 203 ("Section 203") of the DGCL. In general, subject to certain exceptions, Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless (i) prior to such date the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding those shares owned by
(x) persons who are directors and also officers and (y) employee stock plans in which employee participants do not have the right to determine confidentially whether or not shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock that is not owned by the interested stockholder. Section 203 defines a "business combination" to include certain mergers, consolidations, asset sales and stock issuances and certain other transactions resulting in a financial benefit to an "interested stockholder." In addition, Section 203 defines an "interested stockholder" to include any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such an entity or person.

  Controlling Stockholder. Hearst currently owns 100% of the Company's issued and outstanding Series B Common Stock, initially constituting in excess of 80% of the outstanding shares of the Company's Common Stock. The holders of the shares of Series A Common Stock are entitled to vote to elect two members of the Company's Board of Directors. As the holder of all of the Company's outstanding shares of Series B Common Stock, Hearst is entitled to vote to elect the balance of the members of the Company's Board of Directors (the Series B Directors); provided, however, that the Series B Directors shall not constitute less than a majority of the Company's Board of Directors. Hearst's ownership of the Series B Common Stock may have the effect of impeding the acquisition of control of the Company.

REGISTRATION RIGHTS

  The Company has executed a Registration Rights Agreement for the benefit of certain holders of Series A Common Stock that are former partners of Argyle Television Investors, L.P. (collectively, the "ATI Holders"). The Registration Rights Agreement provides that the ATI Holders will have the right, subject to certain limitations and conditions, to require the Company to register for distribution through a firm commitment underwriting all or any portion of Series A Common Stock issued to them in the Merger. In addition, the ATI Holders also will have piggyback registration rights with respect to any proposed offering of Series A Common Stock for cash through a firm commitment underwriting sought by the Company.

LIMITATIONS ON DIRECTOR LIABILITY

  The Company's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director or former director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

TRANSFER AGENT AND REGISTRAR

  The Transfer Agent and Registrar of Series A Common Stock is Harris Trust and Savings Bank.

                             PLAN OF DISTRIBUTION

  The Company may sell the Securities in any one or more of the following three ways: (i) to or through underwriters or dealers; (ii) through agents; or
(iii) directly to one or more purchasers. With respect to each series of Securities being offered hereby, the terms of the offering of the Securities of such series, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts, selling commissions and other items constituting underwriters', dealers' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents, and any securities exchanges on which the Securities of such series may be listed, will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement. Only underwriters so named in the Prospectus Supplement will be deemed to be underwriters in connection with the Securities offered thereby.

  If underwriters are used to sell any of the Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. In connection with the sale of Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  The Company may grant an option to the underwriters named in the Prospectus Supplement, exercisable during a fixed period after the date of the Prospectus Supplement, to purchase in the aggregate up to a maximum of 1,500,000 additional shares of Series A Common Stock to cover overallotments, if any, at the same price per share as the initial shares to be purchased by the underwriters. The underwriters may purchase such shares only to cover the overallotments made in connection with an offering of Series A Common Stock.

  Securities may also be sold directly by the Company or through agents (which may also act as principals) designated by the Company from time to time. Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. In the case of sales made directly by the Company, no commission will be payable.

  If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the Prospectus Supplement. Such contracts will be subject to the conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

  Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company or its affiliates in the ordinary course of business.

  The Company's Series A Common Stock is currently quoted on the Nasdaq National Market under the symbol "HATV." The Debt Securities may or may not be listed on a national securities exchange or a foreign securities exchange. The Debt Securities will be a new issue of securities with no established trading market. In the event that the Debt Securities are not listed on a national securities exchange, certain broker-dealers may make a market in the Debt Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Debt Securities or as to the liquidity of the trading market for the Debt Securities. The Prospectus Supplement with respect to the Debt Securities of any series will state, if known, whether or not any broker-dealer intends to make a market in such Securities. If no such determination has been made, the Prospectus Supplement will so state.

                                 LEGAL MATTERS

  Certain legal matters relating to the Securities will be passed upon for the Company by Rogers & Wells, New York, New York. Certain legal matters relating to the Securities will be passed upon for any underwriters, dealers or agents by Dow, Lohnes & Albertson, PLLC, Washington, D.C.

                                    EXPERTS

  The consolidated financial statements of Argyle appearing in the Argyle's Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The combined financial statements of the Selected Gannett Television Stations and the financial statements of Multimedia Entertainment, Inc. (d.b.a. WLWT-TV) a subsidiary of Multimedia, Inc., appearing in Argyle Television Inc.'s Proxy Statement/Prospectus filed on July 31, 1997 and appearing in the Argyle Television, Inc. Current Report on Form 8-K/A filed on April 15, 1997, and incorporated by reference in this Prospectus, have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The combined financial statements as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 of the Hearst Broadcast Group of The Hearst Corporation appearing in the Company's Proxy Statement/Prospectus filed on July 31, 1997 and the related financial statement schedule included elsewhere therein have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such combined financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PRO-SPECTUS AND ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PRO-SPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DE-SCRIBED HEREIN OR THEREIN OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLE-MENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFER-ENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
The Company................................................................   4
Use of Proceeds............................................................   5
Ratio of Earnings to Fixed Charges.........................................   6
General Description of Securities and Risk Factors.........................   7
Description of Debt Securities.............................................   7
Description of Capital Stock...............................................  17
Plan of Distribution.......................................................  21
Legal Matters..............................................................  22
Experts....................................................................  22

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               $600,000,000
                                DEBT SECURITIES

                                      LOGO

                               10,000,000 SHARES
                             SERIES A COMMON STOCK

                               ----------------
                                   PROSPECTUS
                               ----------------

                             OCTOBER 17, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table indicates the expenses to be incurred in connection with the offerings described in this Registration Statement. All expenses are estimated except the Securities and Exchange Commission registration fee.

      Securities and Exchange Commission registration fee........... $  274,754
      Blue sky fees (including counsel fees)........................      5,000
      Accounting fees...............................................    150,000
      Legal fees and expenses.......................................    400,000
      Printing and engraving fees...................................    125,000
      Miscellaneous.................................................    245,246
                                                                     ----------
        Total....................................................... $1,200,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

  Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

  Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for in Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

  Article Seven of the Company's Certificate of Incorporation, as amended and restated, provides that the Company shall indemnify any and all of its directors and officers, or former directors and officers, or any person who may have served at the Company's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

  Article Eight of the Company's Certificate of Incorporation, as amended and restated, provides that no director or former director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

  The Company maintains liability insurance insuring its officers and directors against liabilities that they may incur in such capacities, including liabilities arising under the Federal securities laws other than liabilities arising out of the filing of a registration statement with the Securities and Exchange Commission.

ITEM 16. EXHIBITS.

  The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3:

  1.1 Form of Underwriting Agreement (for equity securities).*
  1.2 Form of Underwriting Agreement (for debt securities).*
  2.1 Amended and Restated Agreement and Plan of Merger, dated as of March 26,
      1997, by and among The Hearst Corporation, HAT Merger Sub, Inc., HAT
      Contribution Sub, Inc. and the Company (incorporated by reference to Exhibit 2.1 of the Company's Registration Statement on Form S-4
      (Registration No. 333-32487)).
  4.1 Amended and Restated Certificate of Incorporation of the Company
      (incorporated by reference to Appendix C of the Company's Registration
      Statement on Form S-4 (File No. 333-32487)).
  4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 4.2 of the Company's Form 8-A/A).
  4.3 Form of Indenture for Debt Securities (included in Exhibit 4.3).
  4.4 Form of Debt Securities (included in Exhibit 4.3).
  4.5 Form of specimen certificate representing shares of Series A Common Stock
      (incorporated by reference to Exhibit 4.3 of the Company's Form 8-A/A).
  4.6 Form of Indenture relating to the Senior Subordinated Notes due 2005
      (including form of security) (incorporated by reference to Exhibit 4.1 of the Company's Form 10-K for the fiscal year ending December 31, 1996).
  4.7 First Supplemental Indenture dated as of June 1, 1996 among KHBS Argyle
      Television, Inc. and Arkansas Argyle Television, Inc. and United States
      Trust Company of New York (incorporated by reference to the Company's
      Current Report on Form 8-K dated June 11, 1996).
  4.8 Second Supplemental Indenture dated as of August 29, 1997 among KMBC
      Hearst-Argyle Television, Inc., WBAL Hearst-Argyle Television, Inc., WCVB
      Hearst-Argyle Television, Inc., WISN Hearst-Argyle Television, Inc., WTAE
      Hearst-Argyle Television, Inc. and United States Trust Company of New
      York.**
  4.9 Form of Note (included in Exhibit 4.6).
 4.10 Form of Registration Rights Agreement among the Company and the Holders
      (incorporated by reference to Exhibit B to Exhibit 2.1 of the Company's
      Registration Statement on Form S-4 (File No. 333-32487)).
  5.1 Opinion of Rogers & Wells as to legality of the securities registered hereby.
 12.1 Computation of Ratio of Earnings to Fixed Charges.
 23.1 Consent of Ernst & Young LLP.
 23.2 Consent of Deloitte & Touche LLP.
 23.3 Consent of Price Waterhouse LLP.
 23.4 Consent of Rogers & Wells (set forth in its opinion filed as Exhibit
      5.1).

 24.1 Powers of attorney (previously included on the signature pages to this Registration Statement as originally filed).
 25.1 Statement of Eligibility and Qualification on Form T-1 of Trustee under the Indenture.
 99.1 Form of Prospectus Supplement relating to shares of Series A Common
      Stock.
 99.2 Form of Prospectus Supplement relating to Senior Notes due 2007 and
      Debentures due 2027.

--------
 * To be filed by amendment, by incorporation by reference or by filing of a Current Report on Form 8-K in connection with the offering of the Securities.

** Previously filed.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of October, 1997.

                                          HEARST-ARGYLE TELEVISION, INC.

                                                  /s/ Bob Marbut
                                          By: _________________________________
                                              Bob Marbut
                                              Chairman of the Board and
                                              Co-Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                              TITLE
                ---------                              -----

                    *                   Chairman of the Board and
   ____________________________________ Co-Chief Executive Officer
               Bob Marbut               (Principal Executive Officer)

                    *                   President and Co-Chief Executive
   ____________________________________ Officer (Principal Executive
           John G. Conomikes            Officer)

                    *                   Executive Vice President, Chief
   ____________________________________ Operating Officer and Director
            David J. Barrett

                    *                   Chief Financial Officer
   ____________________________________ Senior Vice President and (Principal
              Harry T. Hawks            Financial Officer)

                    *                   Controller (Principal Accounting
   ____________________________________ Officer)
              Teresa Lopez

                    *                   Director
   ____________________________________
          Frank A. Bennack, Jr.

                    *                   Director
   ____________________________________
             Victor F. Ganzi

                    *                   Director
   ____________________________________
          George R. Hearst, Jr.

                    *                   Director
   ____________________________________
          William R. Hearst III

                SIGNATURE               TITLE
                ---------               -----

                    *                   Director
   ____________________________________
            Gilbert C. Maurer

                    *                   Director
   ____________________________________
              David Pulver

                    *                   Director
   ____________________________________
            Virginia H. Randt

                    *                   Director
   ____________________________________
          Caroline L. Williams

* By Dean H. Blythe, Attorney-in-fact.

        /s/ Dean H. Blythe
    -------------------------------

         Attorney-in-fact

         October 16, 1997

                               INDEX TO EXHIBITS

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                          EXHIBIT                               PAGE
 -------                         -------                           ------------
   1.1   Form of Underwriting Agreement (for equity
         securities).*
   1.2   Form of Underwriting Agreement (for debt securities).*
   2.1   Amended and Restated Agreement and Plan of Merger,
         dated as of March 26, 1997, by and among The Hearst
         Corporation, HAT Merger Sub, Inc., HAT Contribution
         Sub, Inc. and the Company (incorporated by reference to
         Exhibit 2.1 of the Company's Registration Statement on
         Form S-4 (Registration No. 333-32487)).
   4.1   Amended and Restated Certificate of Incorporation of
         the Company (incorporated by reference to Appendix C of
         the Company's Registration Statement on Form S-4 (File
         No. 333-32487)).
   4.2   Amended and Restated Bylaws of the Company
         (incorporated by reference to Exhibit 4.2 of the
         Company's Form 8-A/A).
   4.3   Form of Indenture for Debt Securities.
   4.4   Form of Debt Securities (included in Exhibit 4.3).
   4.5   Form of specimen certificate representing shares of
         Series A Common Stock (incorporated by reference to
         Exhibit 4.3 of the Company's Form 8-A/A).
   4.6   Form of Indenture relating to the Senior Subordinated
         Notes due 2005 (including form of security)
         (incorporated by reference to Exhibit 4.1 of the
         Company's Form 10-K for the fiscal year ending December
         31, 1996).
   4.7   First Supplemental Indenture dated as of June 1, 1996
         among KHBS Argyle Television, Inc. and Arkansas Argyle
         Television, Inc. and United States Trust Company of New
         York (incorporated by reference to the Company's
         Current Report on Form 8-K dated June 11, 1996).
   4.8   Second Supplemental Indenture dated as of August 29,
         1997 among KMBC Hearst-Argyle Television, Inc., WBAL
         Hearst-Argyle Television, Inc., WCVB Hearst-Argyle
         Television, Inc., WISN Hearst-Argyle Television, Inc.,
         WTAE Hearst-Argyle Television, Inc. and United States
         Trust Company of New York.**
   4.9   Form of Note (included in Exhibit 4.6).
  4.10   Form of Registration Rights Agreement among the Company
         and the Holders (incorporated by reference to Exhibit B
         to Exhibit 2.1 of the Company's Registration Statement
         on Form S-4 (File No. 333-32487)).
   5.1   Opinion of Rogers & Wells as to legality of the
         securities registered hereby.
  12.1   Computation of Ratio of Earnings to Fixed Charges.
  23.1   Consent of Ernst & Young LLP.
  23.2   Consent of Deloitte & Touche LLP.
  23.3   Consent of Price Waterhouse LLP.
  23.4   Consent of Rogers & Wells (set forth in its opinion
         filed as Exhibit 5.1).
  24.1   Powers of attorney (previously included on the
         signature pages to this Registration Statement as
         originally filed).
  25.1   Statement of Eligibility and Qualification on Form T-1
         of Trustee under the Indenture.
  99.1   Form of Prospectus Supplement relating to shares of
         Series A Common Stock.
  99.2   Form of Prospectus Supplement relating to Senior Notes
         due 2007 and Debentures due 2027.

--------
 * To be filed by amendment, by incorporation by reference or by filing of a Current Report on Form 8-K in connection with the offering of the Securities.

** Previously filed.